UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 12, 2000

                                LivePerson, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       0-30141                  13-3861628
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

     462 Seventh Avenue, 10th Floor, New York, New York            10018
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          (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code    (212) 277-8950


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          (Former name or former address, if changed since last report)

This current report on Form 8-K/A amends the current report on Form 8-K filed on October 19, 2000.

ITEM 2. Acquisition or Disposition of Assets.

      On October 12, 2000, LivePerson, Inc., a Delaware corporation ("LivePerson"), acquired HumanClick Ltd., a private company organized under the laws of the State of Israel ("HumanClick"), pursuant to a Stock Purchase Agreement among LivePerson, HumanClick and the shareholders of HumanClick named in Schedule I thereto (the "Stock Purchase Agreement"). LivePerson purchased all of the outstanding capital stock from the shareholders of HumanClick for consideration consisting of 4,238,405 newly issued shares of LivePerson common stock. The amount of consideration was determined based upon arm's-length negotiations between LivePerson and HumanClick. The acquisition will be accounted for as a purchase business combination and HumanClick became a wholly-owned subsidiary of LivePerson.

      The shares issued to HumanClick shareholders were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended. In connection with the transaction, LivePerson assumed HumanClick's outstanding stock options, which remain outstanding as options to purchase shares of LivePerson's common stock.

      The acquisition by LivePerson of shares of HumanClick's outstanding capital stock pursuant to the Stock Purchase Agreement is deemed an indirect acquisition of the assets of HumanClick represented thereby, including HumanClick's plant, equipment and other physical property. HumanClick utilizes such assets as a provider of real-time, online customer service applications to small and mid-sized businesses. LivePerson intends to continue to utilize such assets in the conduct of its business as a leading application service provider of technology that enables real-time sales and customer service interaction over the Internet.

      Immediately prior to the consummation of the Stock Purchase Agreement, all of the issued and outstanding shares of capital stock of HumanClick were owned by the shareholders of HumanClick. LivePerson is not aware of any pre-existing material relationship between such shareholders and LivePerson, or between such shareholders and LivePerson's affiliates, directors or officers, or any associate of any such affiliate, director or officer.

      A copy of the Stock Purchase Agreement, and a copy of the press release issued by LivePerson announcing the acquisition, are attached hereto as Exhibits 2 and 99.1, respectively, and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

      (a) Financial Statements of Business Acquired.

            The following appear as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated into this document by reference:

            (i) Balance sheet of HumanClick Ltd. as of December 31, 1999 and the related statements of loss, changes in shareholders' equity and cash flows for the period from June 24, 1999 (date of incorporation) to December 31, 1999.

            The following appear as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated into this document by reference:

            (ii) Unaudited condensed interim balance sheet of HumanClick Ltd. at June 30, 2000 and the related unaudited condensed interim statements of loss, changes in shareholders' equity and cash flows for the six months ended June 30, 2000.

      (b) Pro Forma Condensed Combined Financial Information.

            On October 12, 2000, LivePerson acquired all of the outstanding shares of capital stock of HumanClick pursuant to the Stock Purchase Agreement for approximately $9.7 million.

            The consideration paid by LivePerson was determined based on arm's-length negotiations between LivePerson and HumanClick. The number of shares of LivePerson common stock issued to HumanClick's shareholders was determined based on an exchange rate of approximately 2.223 shares of LivePerson common stock for each HumanClick issued and outstanding ordinary share and consisted of the following:

            - 4,238,405 shares of LivePerson common stock valued at approximately $8.9 million based upon the five-day average trading price before and after October 12, 2000, the date on which the transaction was consummated and announced, at $2.094 per share. Of these shares, 1,564,298 are subject to a repurchase option by LivePerson if two of the former shareholders of HumanClick are no longer employed by HumanClick under certain circumstances prior to October 12, 2003. The price pursuant to which LivePerson may repurchase such shares is equal to the lesser of the 30-day average price per share of LivePerson common stock prior to the termination of employment, and $7 per share. One-third of the stock subject to the repurchase option shall be released from LivePerson's purchase option on each of October 12, 2001, 2002 and 2003;

            - The assumption by LivePerson of options to purchase HumanClick's ordinary shares, to be exchanged for options to purchase approximately 262,000 shares of LivePerson's common stock. The options were valued at approximately $537,000 based on a Black-Scholes option pricing model (classified within stockholders' equity); and

            - Acquisition costs of approximately $250,000 related to the merger.

            The acquisition has been accounted for using the purchase method of accounting. LivePerson has allocated a portion of the purchase price to the fair market value of the acquired assets and assumed liabilities of HumanClick as of the date of the closing. For pro forma purposes, LivePerson used October 12, 2000, the closing and announcement date of the acquisition, as its basis for determining its allocation of the purchase price. The excess of the purchase price over the fair market value of the acquired assets and assumed liabilities of HumanClick has been allocated to goodwill and other intangible assets. Goodwill and other intangible assets are being amortized over a period of three years, the expected estimated period of benefit.

            The following appear as Exhibit 99.4 to this Current Report on Form 8-K/A and are incorporated into this document by reference:

            (i) Unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 1999.

            (ii) Unaudited pro forma condensed combined Statements of Operations for the six months ended June 30, 2000.

            (iii) Unaudited pro forma condensed combined Balance Sheet as of
                  June 30, 2000.

      (c) Exhibits. The following documents are filed as exhibits to this report:

            2* Stock Purchase Agreement, dated as of October 12, 2000, among LivePerson, Inc., HumanClick Ltd. and the shareholders of HumanClick Ltd. named in Schedule I thereto.

            23.1  Consent of Independent Accountants.

            99.1* Press release dated October 13, 2000.

            99.2 Balance sheet of HumanClick Ltd. as of December 31, 1999 and the related statements of loss, changes in shareholders' equity and cash flows for the period from June 24, 1999 (date of incorporation) to December 31, 1999.

            99.3 Unaudited condensed interim balance sheet of HumanClick Ltd. at June 30, 2000 and the related unaudited condensed interim statements of loss, changes in shareholders' equity and cash flows for the six months ended June 30, 2000.

            99.4 Unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000 and unaudited pro forma condensed combined Balance Sheet as of June 30, 2000.

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*     Previously filed

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     LIVEPERSON, INC.
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                                                      (Registrant)


          November 13, 2000                       /s/ TIMOTHY E. BIXBY
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                 Date                               Timothy E. Bixby
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

                                  EXHIBIT INDEX

Exhibit
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2*    Stock Purchase Agreement, dated as of October 12, 2000, among LivePerson,
      Inc., HumanClick Ltd. and the shareholders of HumanClick Ltd. named in
      Schedule I thereto.

23.1  Consent of Independent Accountants.

99.1* Press release dated October 13, 2000.

99.2 Balance sheet of HumanClick Ltd. as of December 31, 1999 and the related statements of loss, changes in shareholders' equity and cash flows for the period from June 24, 1999 (date of incorporation) to December 31, 1999.

99.3 Unaudited condensed interim balance sheet of HumanClick Ltd. at June 30, 2000 and the related unaudited condensed interim statements of loss, changes in shareholders' equity and cash flows for the six months ended June 30, 2000.

99.4 Unaudited pro forma condensed combined Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000 and unaudited pro forma condensed combined Balance Sheet as of June 30, 2000.

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*     Previously filed